Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Date:	April 27, 2007 8:00 A.M. (ET)
Contact:	Terry L. Hester
Chief Financial Officer
(229) 426-6002

Colony Bankcorp, Inc. Announces First Quarter Results

FITZGERALD, GA., April 27, 2007 — Colony Bankcorp, Inc. (Nasdaq: CBAN), today reported quarterly net income of $2,474,000 for the first quarter of 2007, up 7.15 percent from first quarter 2006 net income of $2,309,000. Diluted earnings per share for the first quarter of 2007 were $0.34 per share compared to $0.32 per share for the same year ago period or an increase of 6.25 percent. Earnings per share were negatively impacted $0.02 per share during first quarter 2007 when the Company refinanced $9 million in trust preferred securities and had to expense unamortized loan placement fees on the original issuance. Though the Company incurred after-tax expense of approximately $121 thousand on the unamortized loan placement fees, the Company will realize annual interest savings on the thirty year instrument of approximately $115 thousand (after-tax). This will allow the Company to recoup the unamortized loan placement fees expense in twelve months while also realizing the annual interest savings over the remaining twenty-nine year term. Annualized return on assets for the quarter was 0.82 percent and return on equity was 12.76 percent, compared to 0.83 percent and 13.39 percent for the same year ago period, respectively. Due to the inverted yield curve and sluggish first quarter loan activity, net interest margin was 3.70 percent for first quarter 2007 compared to 3.80 percent for first quarter 2006.

Total assets increased 4.04 percent to $1,191,407,000 on March 31, 2007 from $1,145,186,000 a year ago. Net loans increased 4.09 percent to $917,984,000 on March 31, 2007 from $881,897,000 a year ago. Total deposits increased 5.13 percent to $1,024,632,000 on March 31, 2007 from $974,672,000 a year ago. Shareholders’ equity on March 31, 2007 was $78,553,000 and equaled 6.59 percent of total assets.

The company’s focus on credit quality resulted in significant improvement during first quarter 2007 as the ratio of non-performing assets to loans and other real estate on March 31, 2007 was 0.86 percent as compared to 1.22 percent on March 31, 2006 and 0.96 percent on December 31, 2006. Total nonperforming assets decreased $1,009,000 to $8,039,000 on March 31, 2007 from $9,048,000 on December 31, 2006, or a decrease of 11.15 percent. The first quarter 2007 provision for loan losses were $914,000 compared to $922,000 for the same period in 2006. Net charge-offs for the quarter were 0.08 percent of average loans, down from 0.11 percent for the first quarter of 2006. The loan loss reserve of $12,170,000 on March 31, 2007 was 1.31 percent of total loans, which provided coverage of 187.92 percent of non-performing loans and 151.39 percent of non-performing assets, compared to 122.08 percent and 98.31 percent on March 31, 2006, respectively.

During the quarter the board of directors increased the quarterly cash dividend to $0.0875 per share compared to $0.085 per share in the fourth quarter of 2006 and to the cash dividend of $0.0775 per share in the first quarter of 2006. The first quarter dividend payment represents an increase of 12.90 percent over the dividend payment in first quarter 2006.

Colony Bankcorp, Inc. is a multi-bank holding company headquartered in Fitzgerald, Georgia that consists of the following subsidiaries: Colony Bank of Fitzgerald, Colony Bank Wilcox, Colony Bank Ashburn, Colony Bank of Dodge County, Colony Bank Worth, Colony Bank Southeast, Colony Bank Quitman, FSB, Georgia First Mortgage Company and Colony Management Services, Inc. The Company conducts a general full service commercial, consumer and mortgage banking business through twenty-nine offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol “CBAN”.

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	03/31/07	03/31/06	03/31/07	03/31/06
EARNINGS SUMMARY
Net Interest Income	$10,451	$9,933	$10,451	$9,933
Provision for Loan Losses	914	922	914	922
Non-interest Income	2,110	1,608	2,110	1,608
Non-interest Expense	7,909	7,087	7,909	7,087
Income Taxes	1,264	1,223	1,264	1,223
Net Income	2,474	2,309	2,474	2,309
Operating Income	2,353	2,309	2,353	2,309

COLONY BANKCORP, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	03/31/07	03/31/06	03/31/07	03/31/06
PER SHARE SUMMARY
Common Shares Outstanding	7,204,775	7,190,735	7,204,775	7,190,735
Weighted Average Diluted Shares	7,194,741	7,172,669	7,194,741	7,172,669
Net Income Per Weighted Average Diluted Shares	$0.34	$0.32	$0.34	$0.32
Operating Income Per Weighted Average Diluted Shares	$0.33	$0.32	$0.33	$0.32
Dividends Declared Per Share	$0.0875	$0.0775	$0.0875	$0.0775

	QUARTER ENDED		YEAR-TO-DATE
	03/31/07	03/31/06	03/31/07	03/31/06
OPERATING RATIOS (1)
Net Interest Margin (a)	3.70%	3.80%	3.70%	3.80%
Return on Average Assets Based on Net Income	0.82%	0.83%	0.82%	0.83%
Return on Average Assets Based on Operating Income	0.78%	0.83%	0.78%	0.83%
Return on Average Equity Based on Net Income	12.76%	13.39%	12.76%	13.39%
Return on Average Equity Based on Operating Income	12.13%	13.39%	12.13%	13.39%
Efficiency (b)	62.57%	61.11%	62.57%	61.11%

	QUARTER ENDED
	03/31/07	03/31/06
ENDING BALANCES
Total Assets	$1,191,407	$1,145,186
Loans Held for Sale	335	—
Loans, Net of Reserves	917,649	881,897
Allowance for Loan Losses	12,170	10,760
Goodwill	2,412	2,412
Intangible Assets	429	495
Deposits	1,024,632	974,672
Stockholders’ Equity	78,553	69,625
Book Value Per Share	$10.90	$9.68
Tangible Book Value Per Share	$10.51	$9.28
Shareholders’ Equity to Total Assets	6.59%	6.08%

(1)	Annualized.
(a)	Computed using fully taxable-equivalent net income.
(b)	Computed by dividing non-interest expense by the sum of fully taxable- equivalent net interest income and non-interest income and excluding any security gains/losses.

COLONY BANKCORP, INC

FINANCIAL HIGHLIGHTS (UNAUDITED)

DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	QUARTER ENDED		YEAR-TO-DATE
	03/31/07	03/31/06	03/31/07	03/31/06
AVERAGE BALANCES
Total Assets	$1,204,804	$1,111,827	$1,204,804	$1,111,827
Loans, Net of Reserves	915,712	862,415	915,712	862,415
Deposits	1,033,322	944,880	1,033,322	944,880
Stockholders’ Equity	77,562	68,960	77,562	68,960

	QUARTER ENDED		YEAR-TO-DATE
	03/31/07	03/31/06	03/31/07	03/31/06
ASSET QUALITY
Nonperforming Loans	$6,476	$8,814	$6,476	$8,814
Nonperforming Assets	8,039	10,945	8,039	10,945
Net Loan Chg-offs (Recoveries)	733	924	733	924
Reserve for Loan Loss to Gross Loans	1.31%	1.21%	1.31%	1.21%
Reserve for Loan Loss to Non- performing Loans	187.92%	122.08%	187.92%	122.08%
Reserve for Loan Loss to Non- performing Assets	151.39%	98.31%	151.39%	98.31%
Net Loan Chg-offs (Recoveries) to Avg. Gross Loans	0.08%	0.11%	0.08%	0.11%
Nonperforming Loans to Gross Loans	0.70%	0.99%	0.70%	0.99%
Nonperforming Assets to Total Assets	0.67%	0.96%	0.67%	0.96%
Nonperforming Assets to Loans and Other Real Estate	0.86%	1.22%	0.86%	1.22%

Quarterly Comparative Data (in thousands, except per share data)

	1Q2007	4Q2006	3Q2006	2Q2006	1Q2006
Assets	$1,191,407	$1,213,504	$1,186,382	$1,169,161	$1,145,186
Loans	917,984	929,783	926,332	900,781	881,897
Deposits	1,024,632	1,042,446	1,016,327	1,005,086	974,672
Equity	78,553	76,611	74,352	71,051	69,625
Net Income	2,474	2,611	2,622	2,610	2,309
Net Income Per Share (1)	0.34	0.36	0.36	0.36	0.32
Dividends Declared Per Share (1)	0.0875	0.085	0.0825	0.08	0.0775

Key Performance Ratios	1Q2007	4Q2006	3Q2006	2Q2006	1Q2006
Return on Assets	0.82%	0.87%	0.90%	0.90%	0.83%
Return on Equity	12.76%	13.83%	14.45%	14.80%	13.39%
Equity/Assets	6.59%	6.31%	6.27%	6.08%	6.08%
Net Interest Margin	3.70%	3.70%	3.93%	3.95%	3.80%

Consolidated Balance Sheets Colony Bankcorp, Inc.

(in thousands)

	Mar. 31, 2007	Mar. 31, 2006
	(unaudited)	(unaudited)
ASSETS
Cash and Cash Equivalents
Cash and Due from Banks	$21,583	$24,785
Federal Funds Sold	35,004	54,104

	56,587	78,889

Interest-Bearing Deposits	2,810	3,631

Investment Securities
Available for Sale, at Fair Value	156,028	124,221
Held for Maturity, at Cost (Fair Value of $73 and $81 as of Mar. 31, 2007 and Mar. 31, 2006, Respectively)	73	81

	156,101	124,302

Federal Home Loan Bank Stock, at Cost	4,903	5,469

Loans Held for Sale	335	—

Loans	930,250	893,100
Allowance for Loan Losses	(12,170)	(10,760)
Unearned Interest and Fees	(431)	(443)

	917,649	881,897

Premises and Equipment	27,268	26,280

Other Real Estate	1,563	2,131

Goodwill	2,412	2,412

Other Intangible Assets	429	495

Other Assets	21,350	19,680

Total Assets	$1,191,407	$1,145,186

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits
Noninterest-Bearing	$76,702	$73,545
Interest-Bearing	947,930	901,127

	1,024,632	974,672

Borrowed Money
Federal Funds Purchased	480	—
Subordinated Debentures	24,229	19,074
Other Borrowed Money	55,000	74,672

	79,709	93,746

Other Liabilities	8,513	7,143

Stockholders’ Equity
Common Stock, Par Value $1, Authorized 20,000,000 Shares, Issued 7,204,775 and 7,190,735 Shares as of Mar. 31, 2007 and Mar. 31, 2006, Respectively	7,205	7,191
Paid in Capital	24,503	24,215
Retained Earnings	48,013	40,353
Restricted Stock- Unearned Compensation	(478)	(488)
Accumulated Other Comprehensive Loss, Net of Tax	(690)	(1,646)

	78,553	69,625

Total Liabilities and Stockholders’ Equity	$1,191,407	$1,145,186

Consolidated Statements of Income Colony Bankcorp, Inc.

(in thousands except per share data)

	Quarter Three Months Ended		Year-to-Date Three Months Ended
	03/31/07	03/31/06	03/31/07	03/31/06
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Loans, Including Fees	$19,768	$16,753	$19,768	$16,753
Federal Funds Sold	631	479	631	479
Deposits with Other Banks	41	18	41	18
Investment Securities
U. S. Government Agencies	1,544	1,164	1,544	1,164
State, County and Municipal	134	91	134	91
Corporate Obligations	63	36	63	36
Dividends on Other Investments	76	59	76	59

	22,257	18,600	22,257	18,600

Interest Expense
Deposits	10,607	7,514	10,607	7,514
Federal Funds Purchased	6	9	6	9
Borrowed Money	1,193	1,144	1,193	1,144

	11,806	8,667	11,806	8,667

Net Interest Income	10,451	9,933	10,451	9,933
Provision for Loan Losses	914	922	914	922

Net Interest Income After Provision for Loan Losses	9,537	9,011	9,537	9,011

Noninterest Income
Service Charges on Deposits	1,118	1,032	1,118	1,032
Other Service Charges, Commissions and Fees	246	215	246	215
Mortgage Fee Income	252	123	252	123
Securities Gains	184	—	184	—
Other	310	238	310	238

	2,110	1,608	2,110	1,608

Noninterest Expense
Salaries and Employee Benefits	4,542	4,079	4,542	4,079
Occupancy and Equipment	1,001	985	1,001	985
Other	2,366	2,023	2,366	2,023

	7,909	7,087	7,909	7,087

Income Before Income Taxes	3,738	3,532	3,738	3,532
Income Taxes	1,264	1,223	1,264	1,223

Net Income	$2,474	$2,309	$2,474	$2,309

Net Income Per Share of Common Stock
Basic	$0.34	$0.32	$0.34	$0.32

Diluted	$0.34	$0.32	$0.34	$0.32

Weighted Average Basic Shares Outstanding	7,181,568	7,170,406	7,181,568	7,170,406

Weighted Average Diluted Shares Outstanding	7,194,741	7,172,669	7,194,741	7,172,669